UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2018

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of registrant as specified in its charter)

GEORGIA	333-192954	58-1211925
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Exchange Place
Tucker, Georgia	30084-5336
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2018, M. Anthony Ham was not re-elected as a member of the board of directors of Okefenoke Rural Electric Membership Corporation, one of our members, which ended his term.  Pursuant to our bylaws, effective with the end of his term as a director of Okefenoke, Mr. Ham is no longer eligible to serve as a member director on our board of directors. Upon Mr. Ham’s departure, Marshall S. Millwood moved from his position as an at-large director on our board of directors to assume Mr. Ham’s former position as director for member group 3. Mr. Millwood’s former at-large director position is now vacant and the procedures set forth in our bylaws will be followed to fill the vacancy.

For additional information regarding our board of directors and election procedures, see “Item 10 — DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE” in our annual report on Form 10-K for the fiscal year ended December 31, 2017, filed March 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date: September 13, 2018	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer